Exhibit 99.1

Digital Ally, Inc. Announces Pricing of $30.95 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

LENEXA, KANSAS – January 12, 2021 – Digital Ally, Inc., (NASDAQ: DGLY) (the “Company”), which develops, manufactures and markets advanced video recording products and other critical safety products for law enforcement, emergency management, fleet safety and security, today announced that it has entered into a securities purchase agreement with institutional investors for the issuance and sale of 10,000,000 its shares of common stock (pursuant to the direct sale of shares of the Company’s common stock and pre-funded warrants issuable to investors who would beneficially own more than 9.99% of the Company’s outstanding shares of common stock) and warrants to purchase up to 10,000,000 of its shares of common stock at a price of $3.095 per share and accompanying warrant for aggregate gross proceeds of $30,950,000, in a registered direct offering priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $3.25 per share, are exercisable immediately and will expire five years following the date of issuance.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as exclusive placement agent for the offering.

The offering is expected to close on or about January 14, 2021, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-239419) previously filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2020, and declared effective on July 2, 2020. The offering of the shares of common stock and accompanying warrants, and pre-funded warrants and accompanying warrants, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, describing the terms of the proposed offering, which will be filed with the SEC. The Company will also file a Form 8-K in connection with the securities purchase agreement and the closing of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

When available, copies of the prospectus supplement relating to this registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

About Digital Ally

Digital Ally®, headquartered in Lenexa, KS, specializes in the design and manufacturing of high quality video recording equipment, video analytic software and disinfectant and related safety products. Digital Ally pushes the boundaries of technology in industries such as law enforcement, emergency management, fleet safety, safety products and security. Digital Ally’s complete product solutions include vehicle and body cameras, flexible software storage, automatic recording technology and various critical safety products. These products work seamlessly together and are simple to install and operate. In addition, Digital Ally launched virus-response product lines including a non-contact thermometer/controlled-entry device under the Company’s ThermoVu™ brand and an EPA Category IV disinfectant/sanitizer under the Company’s Shield™ brand. The Company has also recently launched its Shield line of PPE products, including electrostatic sprayers, masks and gloves. Digital Ally products are sold by domestic direct sales representatives and international distributors worldwide.

For additional news and information please visit www.digitalallyinc.com or follow additional Digital Ally, Inc. social media channels here:

Contact Information

Stanton Ross, CEO

Tom Heckman, CFO

Digital Ally, Inc.

913-814-7774

info@digitalallyinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to complete the financing, its intended use of proceeds, the Company’s ability to comply with the applicable continued listing requirements or standards of Nasdaq, competition from larger, more established companies with far greater economic and human resources, its ability to attract and retain customers and quality employees, the effect of changing economic conditions, and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projects,” “should,” or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its shelf registration statement on Form S-3 (File No. 333-239419), as filed with the Securities and Exchange Commission.